EXECUTION COPY
Plan: 2008SO7YR

Discovery Performance Equity Program
Nonqualified Stock Option Grant Agreement for John Hendricks

Discovery Communications, Inc. (the “Company”) has granted you an option (the “Option”) under the Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated) (the “Plan”), under which the Company now makes equity grants after the transactions that closed on September 17, 2008. The Company’s general program to offer equity and equity-type awards to eligible employees is referred to as the “Performance Equity Program” (or “PEP”). The Option lets you purchase a specified number (the “Option Shares”) of shares of the Company’s Series A common stock, at a specified price per share (the “Exercise Price”).

The individualized communication you received (the “Cover Letter”) provides the details for your Option. It specifies the number of Option Shares, the Exercise Price, the Date of Grant, the schedule for exercisability, and the latest date the Option will expire (the “Term Expiration Date”).

The Option is subject in all respects to the applicable provisions of the Plan. This Grant Agreement does not cover all of the rules that apply to the Option under the Plan; please refer to the Plan document. Capitalized terms are defined either further below in this grant agreement (the “Grant Agreement”) or in the Plan.

The Plan document is available on Fidelity’s web site. The Prospectus for the Plan, the Company’s S-4 and Annual Report on Form 10-K, and other filings the Company makes with the Securities and Exchange Commission are available for your review on the Company’s web site. You may also obtain paper copies of these documents upon request to the Company’s HR department.

Neither the Company nor anyone else is making any representations or promises regarding the duration of your service, exercisability of the Option, the value of the Company’s stock or of this Option, or the Company’s prospects. The Company is not providing any advice regarding tax consequences to you or regarding your decisions regarding the Option; you agree to rely only upon your own personal advisors.

No one may sell, transfer, or distribute the Option or the securities that may be purchased upon exercising the Option without an effective registration statement relating thereto or an opinion of counsel satisfactory to Discovery Communications, Inc. or other information and representations satisfactory to it that such registration is not required.

In addition to the Plan’s terms and restrictions, the following terms and restrictions apply:

Option Exercisability	While your Option remains in effect under the Option Expiration section, you may exercise any exercisable portions of the Option (and buy the Option Shares) under the timing rules of this section.

The Option will become exercisable on the schedule provided in the Cover Letter to this Grant Agreement, assuming you remain employed through each Exercisability Date. Any fractional shares will be carried forward to the following Exercisability Date, unless the Committee selects a different treatment.

Exercisability will accelerate fully on your Retirement or termination by the Company without Cause, or, while employed, your Disability or death. “Cause” and “Disability” have the meanings provided in the Equity Stake Transition Agreement entered into between the Company and you, dated as of September      , 2008 (as it may be amended from time to time) (the “Equity Stake Transition Agreement”). “Retirement” means your voluntary termination of employment after you reach age 65.

Change in Control

Notwithstanding the Plan’s provisions, if an Approved Transaction, Control Purchase, or Board Change (each a “ Change in Control”) occurs while you remain employed by the Company, the Option will only have accelerated exercisability to the extent provided above as a result of a termination without Cause, Retirement, death, or Disability.

The Committee reserves its ability under Section 11.1(b) of the Plan to vary this treatment if the Committee determines there is an equitable substitution or replacement award in connection with a Change in Control.

Option Expiration You cannot exercise the Option after it has expired. The Option will expire no later than the close of business on the Term Expiration Date. If any portion of the Option is not exercisable as of the date your employment with the Company terminates (and the termination of employment has not accelerated the exercisability of the Option, as described in the Option Exercisability Section, above), then the unexercisable portion of the Option will expire immediately. The portion of the Option that is permitted to be exercised following termination of your employment, will remain exercisable until the first to occur of the following (each as defined further in the Plan or the Grant Agreement):

•	If your employment terminates for Cause, then the Option will expire immediately;

•	If your employment terminates because you resign, other than for Retirement, the Option will expire on the close of business on the first anniversary of the date your employment terminated (but not later than the Term Expiration Date); and

•	If your employment terminates because of your death, Disability, Retirement, or termination without Cause, then the Option will expire on the close of business on the Term Expiration Date.

Post-Employment You may not exercise the then exercisable portions of the Option after

Restrictions your employment ends unless you sign a general liability release (the “Release”) and abide by the non-competition agreement (the “Noncompetition Agreement”), each as provided in the Equity Stake Transition Agreement. If you do not timely sign (or you do revoke) the Release or if you breach the Non-Competition Agreement, then you cannot exercise the Option after the date of employment termination (the “Exercise Prohibition”). If you have exercised the Option before the Company notifies you that it is invoking the Exercise Prohibition, the Company may in its discretion require you to immediately pay any gains you recognized from the post-termination exercise of the Option to the Company, as provided below.

You agree that, within 10 days after receiving from the Company written notification that the Compensation Committee has determined in good faith that the Exercise Prohibition applies, you will pay to the Company for each Option Share obtained after employment ends, an amount (the “Option Gain”) equal to the excess, if any, of (i) the Fair Market Value of the Option Share on the exercise date upon which it was acquired, over (ii) the Exercise Price you paid. The Option Gain will be determined without regard to any market price increase or decrease after the respective exercise date.

You acknowledge that your engaging in behavior that triggers an Exercise Prohibition will result in a loss to the Company that cannot reasonably or adequately be compensated in damages in an action at law, that a failure to sign the Release (or a revocation of it) or a breach of the Non-Competition Agreement will result in irreparable and continuing harm to the Company and that therefore, in addition to and cumulative with any other remedy that the Company may have at law or in equity, the Company will be entitled to injunctive relief in connection with such actions. You acknowledge and agree that the recoupment provisions in this section are not a provision for liquidated damages.

Method of Exercise and Payment for Shares	Subject to this Grant Agreement and the Plan, you may exercise the Option only by providing a written notice (or notice through another previously approved method, which could include a web-based or voice- or e-mail system) to the
Secretary of the Company or to whomever the Committee designates, received on or before the date the Option expires.
Each such notice must satisfy whatever then current procedures apply to that Option and must contain such representations (statements from you about your situation) as the Company requires. You must, at the same time, pay the Exercise Price using one or more of the following methods:

Cash/Check cash or check in the amount of the Exercise Price payable to the order of the Company; or

Cashless an approved cashless exercise method, including directing the Company

Exercise to send the stock certificates (or other acceptable evidence of ownership) to be issued under the Option to a licensed broker acceptable to the Company as your agent in exchange for the broker’s tendering to the Company cash (or acceptable cash equivalents) equal to the Exercise Price and, if you so elect, any required tax withholdings.

The Committee can approve additional payment methods, including use of a fully or partially recourse promissory note, subject to any prohibitions of applicable law.

Withholding	Issuing the Option Shares is contingent on satisfaction of all obligations with respect to Federal, state, and local taxes and any other required withholdings.  The Company may take any action permitted under Section 11.9 of the Plan to satisfy such obligation, including, if the Committee so determines, satisfying the tax obligations by (i) reducing the number of Option Shares to be issued to you in connection with any exercise of the Option by that number of Option
Shares (valued at their Fair Market Value on the date of exercise) that would equal all Federal, state, and local taxes required to be withheld (at their minimum withholding levels), (ii) accepting payment of the withholdings from a broker in connection with a Cashless Exercise of the Option or directly from you, or (iii) taking any other action under Section 11.9.
Compliance with Law	You may not exercise the Option if the Company’s issuing stock upon such exercise would violate any applicable Federal or state securities laws or other laws or regulations. You may not sell or otherwise dispose of the Option Shares in violation of applicable law. As part of this prohibition, you may not use the Cashless Exercise methods if the Company’s insider trading policy then prohibits you from selling to the market.
Additional Conditions	The Company may postpone issuing and delivering any Option Shares for so long as the Company determines to be advisable to satisfy the following:
to Exercise

its completing or amending any securities registration or qualification of the Option Shares or its or your satisfying any exemption from registration under any Federal or state law, rule, or regulation;

its receiving proof it considers satisfactory that a person seeking to exercise the Option after your death is entitled to do so;

your complying with any requests for representations under the Plan; and

your complying with any Federal, state, or local tax withholding obligations.

Additional Representations from You	If you exercise the Option at a time when the Company does not have a current registration statement (generally on Form S-8) under the Securities Act of 1933
(the “Act”) that covers issuances of shares to you, you must comply with the following before the Company will issue the Option Shares to you. You must —

represent to the Company, in a manner satisfactory to the Company’s counsel, that you are acquiring the Option Shares for your own account and not with a view to reselling or distributing the Option Shares; and

agree that you will not sell, transfer, or otherwise dispose of the Option Shares unless:

a registration statement under the Act is effective at the time of disposition with respect to the Option Shares you propose to sell, transfer, or otherwise dispose of; or

the Company has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.

No Effect on Employment or Other Relationship	Nothing in this Grant Agreement restricts the Company’s rights or those of any of its affiliates to terminate your employment or other relationship at any time and for any or no reason. The termination of employment or other relationship, whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under the Plan and any applicable employment or severance agreement or plan.
Not a StockholderYou understand and agree that the Company will not consider you a stockholder for any purpose with respect to any of the Option Shares until you have exercised the Option, paid for the shares, and received evidence of ownership.
No Effect on	You understand and agree that the existence of the Option will not affect in any
Running Businessway the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stock, with preference ahead of or convertible into, or otherwise affecting the Company’s common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether or not of a similar character to those described above.
Governing Law	The laws of the State of Delaware will govern all matters relating to the Option, without regard to the principles of conflict of laws.
Notices	Any notice you give to the Company must follow the procedures then in effect. If no other procedures apply, you must send your notice in writing by hand or by mail to the office of the Company’s Secretary (or to the
Chair of the Committee if you are then serving as the sole Secretary). If mailed, you should address it to the Company’s Secretary (or the Chair of the Committee) at the Company’s then corporate headquarters, unless the Company directs optionees to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice. The Company and the Committee will address any notices to you using its standard electronic communications methods or at your office or home address as reflected on the Company’s personnel or other business records. You and the Company may change the address for notice by like notice to the other, and the Company can also change the address for notice by general announcements to optionees.
Amendment	Subject to any required action by the Board or the stockholders of the Company, the Company may cancel the Option and provide a new Award in its place, provided that the Award so replaced will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect the Option.
Plan Governs	Wherever a conflict may arise between the terms of this Grant Agreement and the terms of the Plan, the terms of the Plan will control. The Committee may adjust the number of Option Shares and the Exercise
Price and other terms of the Option from time to time as the Plan provides.